Exhibit 99.3

ELECTION FORM AND LETTER OF TRANSMITTAL

Pursuant to the Agreement and Plan of Merger dated August 26, 2026 to which each share of First Illinois Common Stock will be converted into the right to receive either $44.35 in Cash or 0.5727 of a Share of First Financial Corporation Common Stock

subject in each case, to increase in certain limited circumstances and the proration and procedures described in the Proxy Statement/Prospectus and this Election Form and Letter of Transmittal

Please read and follow the accompanying instructions carefully and deliver to:

If delivering by express mail, courier,or
other expedited service:

Equiniti Trust Company, LLC

1110 Centre Pointe Curve

Suite # 101

Mendota Heights, MN 55120-4100

Attn: Onbase - Reorganization Department

By mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department P.O. Box 64858 Saint Paul, MN 55164-0858

THE DEADLINE FOR MAKING AN ELECTION IS 5:00 PM EASTERN TIME ON DECEMBER 16, 2026 (THE “ELECTION DEADLINE”).

THIS ELECTION FORM AND LETTER OF TRANSMITTAL MUST BE COMPLETED, SIGNED AND RECEIVED BY THE EXCHANGE AGENT, ALONG WITH YOUR STOCK CERTIFICATE(S) (IF APPLICABLE), NO LATER THAN THE ELECTION DEADLINE.

DESCRIPTION OF SHARE(S) ENCLOSED
Name(s) and Addresses of Registered Holder(s)	Certificate Number(s) (Leave this	Number
(If there is any error in the name or address shown below, please make the necessary corrections)	column blank if your shares are	of Shares of First
	uncertificated shares held in book-entry form)	Illinois Corporation common stock

TOTAL SHARES:

(If additional space is needed, attach a signed schedule to this document)

THE INSTRUCTIONS ACCOMPANYING THIS ELECTION FORM AND LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS ELECTION FORM AND LETTER OF TRANSMITTAL IS COMPLETED.

FAILURE TO COMPLETE THE IRS FORM W-9 ENCLOSED WITH THIS ELECTION FORM AND LETTER OF TRANSMITTAL MAY SUBJECT YOU TO BACKUP

WITHHOLDING.

PLEASE COMPLETE, SIGN AND MAIL OR DELIVER THIS ELECTION FORM AND LETTER OF TRANSMITTAL, TOGETHER WITH THE CERTIFICATE(S) REPRESENTING YOUR SHARES OF FIRST ILLINOIS CORPORATION COMMON STOCK (IF APPLICABLE), IN THE ENCLOSED ENVELOPE TO THE EXCHANGE AGENT.

If you have questions or need assistance, please contact Paul Nungester, Director of Finance, at: (812) 238-2794 or by email at: pdnungester@first-online.com.

You should complete the Election Form and Letter of Transmittal ONLY if you are a record holder of First Illinois Corporation common stock. If any of your shares of First Illinois Corporation common stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares.

Subject to the conditions and limitations set forth in the Merger Agreement, dated as of August 26, 2026, as such agreement may be amended from time to time (the “Merger Agreement”), by and between First Financial Corporation and First Illinois Corporation, pursuant to which First Illinois Corporation will merge with and into First Financial Corporation (the “Merger”), please indicate below your election to receive either Cash Consideration or Stock Consideration (each defined below) in exchange for the shares of First Illinois Corporation common stock you hold of record. By signing and returning this Election Form and Letter of Transmittal together with the requested materials, you understand and acknowledge that, notwithstanding your election below, elections to receive the Cash Consideration and Stock Consideration are subject to the adjustment and proration procedures set forth in the Merger Agreement and described in the proxy statement/prospectus dated and first mailed to holders of First Illinois Corporation common stock on or about November 13, 2026 (the “Proxy Statement/Prospectus”), so that the total number of shares of First Illinois Corporation common stock converted into the Cash Consideration will not exceed 727,377 shares, and the total number of shares of First Illinois Corporation common stock converted into the Stock Consideration will not exceed 1,697,213 shares. You also hereby understand that no assurances can be made (i) that you will receive the amount of Cash Consideration elected, (ii) as to the value of the Cash Consideration relative to the Stock Consideration, (iii) as to the value of the Stock Consideration on the date the Merger is completed and the Stock Consideration is issued, or (iv) as to the value of the consideration you may ultimately receive relative to the value of the First Illinois Corporation common stock exchanged.

(Please check one box only to indicate your election.)

☐	(1)	Stock Election – I elect to receive 0.5727 of a share of First Financial Corporation common stock, plus cash in lieu of any fractional share, which is referred to as the “Stock Consideration,” for each of my First Illinois Corporation shares listed on page 1.

☐	(2)	Cash Election – I elect to receive $44.35 in cash, which is referred to as the “Cash Consideration,” for each of my First Illinois Corporation shares listed on page 1.

☐	(3)	Mixed Election – I elect to receive 0.5727 of a share of First Financial Corporation common stock, plus cash in lieu of any fractional share, with respect to ________ of my First Illinois Corporation shares listed on page 1, with the remainder of my First Illinois Corporation shares listed on page 1 receiving the Cash Consideration.

If you fail to submit this Election Form and Letter of Transmittal and any other required documentation referred to herein so that it is received by the Exchange Agent by the Election Deadline, or if none of the boxes above is clearly checked, or if more than one of the boxes above is checked, you will be deemed to have elected to receive the Stock Consideration for your First Illinois Corporation common stock. You should refer to the tax and other matters addressed in the Proxy Statement/Prospectus and to the Merger Agreement before making your election.

The deadline for RECEIPT by the Exchange Agent of this Election Form and Letter of Transmittal and any other documentation referred to herein, including the certificate(s) representing your shares of First Illinois Corporation common stock (if applicable), is 5:00 p.m. Eastern Time on December 16, 2026. You may revoke your election and request the return of your stock certificate(s) by written notice sent to the Exchange Agent at the above address and RECEIVED by the Exchange Agent prior to the Election Deadline. In the event that the Merger Agreement is terminated and the Merger is not consummated, the Exchange Agent will promptly return your stock certificate(s), and you will not receive the Stock Consideration or the Cash Consideration.

All elections must be made on this Election Form and Letter of Transmittal. To make an effective election, you must:

•	Properly complete and return this Election Form and Letter of Transmittal to the Exchange Agent in the enclosed envelope;

•	If you own certificated shares, deliver to the Exchange Agent, in the same envelope as this Election Form and Letter of Transmittal, your First Illinois Corporation stock certificate(s) with respect to the First Illinois Corporation common stock listed in page 1;

•	Properly complete and deliver the enclosed IRS Form W-9 (or if applicable, an appropriate IRS Form W-8) to the Exchange Agent, in each case, such that all of the foregoing are RECEIVED by the Exchange Agent prior to the Election Deadline.

By signing this Election Form and Letter of Transmittal below:

•	You hereby assign to the Exchange Agent all right, title and interest to, and surrender for cancellation, all of the First Illinois Corporation common stock described on page 1 and (if any) the stock certificates therefore, effective as of the effective time of the Merger.

•	You hereby represent and warrant that you are as of the date hereof, and will be as of immediately prior to the effective time of the Merger, the holder of record of all of the First Illinois Corporation common stock set forth on page 1, with good title to those shares and full power and authority (i) to complete and deliver this election and transmittal form, (ii) to make the election set forth above with respect to all of such shares and (iii) to deliver for surrender and cancellation all of such shares and any certificates that you have delivered along with this document, in the case of all of the foregoing, free and clear of all liens, charges, pledges, security interests and other encumbrances and not subject to any adverse claims.

•	You acknowledge and agree that (i) only a person who will be a record holder of First Illinois Corporation common stock as of the effective time of the Merger may complete this Election Form and Letter of Transmittal and (ii) as from your execution of this election and transmittal form, you may not and shall not sell or otherwise transfer the First Illinois Corporation common stock subject to this this Election Form and Letter of Transmittal unless the Merger Agreement is terminated or you properly revoke this Election Form and Letter of Transmittal prior to the Election Deadline.

•	You hereby irrevocably appoint the Exchange Agent as your agent to exchange your First Illinois Corporation common stock reported on page 1 for the applicable merger consideration, pursuant to and subject to the terms and conditions set forth in the Merger Agreement, the Illinois Business Corporation Act, as amended, and the instructions and other terms and conditions set forth in this Election Form and Letter of Transmittal.

•	You also hereby authorize and instruct the Exchange Agent to receive on your behalf, in exchange for your First Illinois Corporation common stock described on page 1, any check and/or First Financial Corporation common stock issuable to you (or, if applicable, your properly designated distributees on page 5.

•	You authorize the Exchange Agent to follow any instructions provided in, and to rely upon all representations, warranties, certifications and instructions contained in, this Election Form and Letter of Transmittal.

•	You agree that if the Exchange Agent requests, you will execute and deliver any additional customary documents necessary in the discretion of the Exchange Agent to complete the exchange, surrender and/or cancellation of First Illinois Corporation common stock described on page 1.

•	You agree that all authority that you confer or have agreed to confer by this Election Form and Letter of Transmittal is not affected by, and will survive, your death or incapacity and all your obligations hereunder will be binding on your heirs, executors, administrators, personal representatives, successors and assigns.

•	With respect to any certificated First Illinois Corporation common stock surrendered hereby, you acknowledge that such certificates and the First Illinois Corporation common stock represented thereby will not be deemed delivered until this Election Form and Letter of Transmittal and (if any) the accompanying certificate(s) are actually received by the Exchange Agent, and that until then, the risk of loss and title to the certificates and First Illinois Corporation common stock represented thereby will not pass to the Exchange Agent.

•	With respect to any uncertificated First Illinois Corporation common stock held in book entry form surrendered hereby, you hereby surrender and transfer to the Exchange Agent all right, title and interest in and to the First Illinois Corporation common stock identified herein, which are held in book-entry form on the records of the Company, and you further acknowledge that, at the effective time of the Merger, such First Illinois Corporation common stock will be converted into the right to receive the merger consideration pursuant to the Merger Agreement. Notwithstanding the foregoing, in the event that the Merger Agreement is terminated and the Merger is not consummated, the Exchange Agent will promptly surrender your uncertificated First Illinois Corporation common stock held in book entry form, and you will not receive the Stock Consideration or the Cash Consideration.

•	You understand that you can obtain copies of the Proxy Statement/Prospectus and documents incorporated by reference therein from the persons named in the cover letter accompanying and forming part of this Election Form and Letter of Transmittal if you wish.

•	You acknowledge that your election and the surrender of your First Illinois Corporation common stock is subject to the terms and conditions set forth in the Merger Agreement and in the Proxy Statement/Prospectus furnished to First Illinois Corporation stockholders in connection with the Merger and to the instructions and other terms and conditions of this Election Form and Letter of Transmittal and the cover letter forming part hereof.

•	You acknowledge having had the opportunity to review a copy of the Proxy Statement/Prospectus and of the Merger Agreement.

YOU MUST SIGN BELOW

* SIGNATURE(S) REQUIRED *

Signature(s) of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appears on stock certificate(s) and/or book entry shares. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. (SEE INSTRUCTIONS 6, 9 AND 10)

SIGNATURE(S) GUARANTEED (IF REQUIRED)

(SEE INSTRUCTIONS 9 AND 10)

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a Signature Guarantee Program, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program, your signature(s) must be guaranteed by an Eligible Institution. (SEE INSTRUCTIONS 6, 9 AND 10)

Registered Holder	Authorized Signature
Registered Holder	Name of Firm
Email address	Address of Firm (Please Print)
Title, if any	Date:
Date:
SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the evidence of shares of First Financial Corporation common stock in book entry form and/or check is to be issued in a name that differs from the name on the surrendered certificate(s) and/or book entry shares.	Complete ONLY if the evidence of shares of First Financial Corporation common stock in book entry form and/or check is to be sent to an address other than the address reflected above.

Issue to:	Mail to:

Name	Name
Address	Address

(Please also complete the enclosed IRS Form W-9 AND see instructions regarding signature guarantee. SEE INSTRUCTIONS (9, 10, 11, AND 13))	SEE INSTRUCTION 11

PLEASE ALSO SIGN AND PROVIDE YOUR TAX ID NUMBER IN THE ENCLOSED IRS FORM W-9

(Please read carefully the instructions below)

INSTRUCTIONS

If you have any questions, please contact Paul Nungester, Director of Finance, at: (812) 238-2794 or by email at: pdnungester@first-online.com.

1.             ELECTION DEADLINE AND DELIVERY: This document, or a copy of it, must be properly filled in, dated and signed. First Financial Corporation has the discretion, which it may delegate to Equiniti Trust Company, LLC (the “Exchange Agent”) to determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed. It must be delivered, together with (i) your First Illinois Corporation stock certificate(s) (if you hold certificated shares) and (ii) a properly completed W-9 (See Instruction 13 below), to the Exchange Agent at the appropriate address set forth above. Do not send them to First Illinois Corporation or First Financial Corporation.

You may choose any method to deliver this document, your stock certificate(s) (if you hold certificated shares) and any other required documents; however, you assume all risk of non-delivery. If you choose to use the mail, we recommend that you use registered mail, return receipt requested, and that you properly INSURE all stock certificates. Delivery of stock certificates will be considered effective and risk of loss and title to stock certificates will pass only when those stock certificates are actually received by the Exchange Agent at the appropriate address set forth above.

The Exchange Agent will deliver the shares of First Financial Corporation common stock in book entry form and/or payment checks to which you are entitled, only after:

•	you have delivered to the Exchange Agent this form, or a copy of it, properly completed and signed;

•	you have delivered to the Exchange Agent an IRS Form W-9 (or W-8, if applicable), as described in Instruction 13 below, properly completed and signed;

•	you have delivered your First Illinois Corporation stock certificates to the Exchange Agent along with this form (to the extent you hold certificated shares);

•	you have followed the relevant instructions in this document in completing this form and delivering this form, any other required documents and your First Illinois Corporation shares to the Exchange Agent; and

•	the Merger has occurred.

You will only be entitled to receive the merger consideration in respect of First Illinois Corporation common stock for which you have properly completed this Election Form and Letter of Transmittal to the extent that you continue to hold such shares of record as of immediately prior to the effective time for the Merger. For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the necessary documents, including the certificate(s) representing your shares of First Illinois Corporation common stock (if applicable), MUST BE RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS ON THE FRONT OF THIS ELECTION FORM AND LETTER OF TRANSMITTAL NO LATER THAN 5:00 P.M. EASTERN TIME ON DECEMBER 16, 2026.

2.             DESCRIPTION OF SHARES: Insert in the box on page 1 of this Election Form and Letter of Transmittal the certificate number(s) of each certificate evidencing First Illinois Corporation common stock that you are surrendering (if you hold certificated shares), the number of shares of First Illinois Corporation common stock you hold to be surrendered herewith (both certificated and book entry shares), and the name(s) and address(es) of the registered owners of such shares. If the space provided is insufficient, attach a separate sheet listing this information.

3              ELECTION OPTIONS: On page 2 of this Election Form and Letter of Transmittal, you may indicate whether you would like to receive, in exchange for your shares of First Illinois Corporation common stock, the Stock Consideration, or the Cash Consideration, or a combination thereof. Mark only one selection. The Merger Agreement provides that the total number of shares of First Illinois Corporation common stock converted into the Cash Consideration will not exceed 727,377 shares, and the total number of shares of First Illinois Corporation common stock converted into the Stock Consideration will not exceed 1,697,213. Therefore, you might receive First Financial Corporation common stock or cash in an amount that is not consistent with your election, depending upon the elections of other First Illinois Corporation stockholders. First Illinois Corporation stockholders that are deemed to have made a non-election, or who check both boxes, will be deemed to have elected the Stock Consideration.

4.             NOMINEES: Any record holder of shares of First Illinois Corporation common stock who is a nominee may submit one or more Election Forms and Letters of Transmittal indicating on the form or forms a combination of elections covering up to the aggregate number of shares of First Illinois Corporation common stock owned by such record holder. However, upon the request of First Financial Corporation, such record holders will be required to certify to the satisfaction of First Financial Corporation that such record holder holds such shares of First Illinois Corporation common stock as nominee for the beneficial owners of such shares.

5.            REVOCATION OR CHANGE OF ELECTION FORM AND LETTER OF TRANSMITTAL: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective, such notice and any replacement Election Form and Letter of Transmittal must be received by the Exchange Agent at or prior to the Election Deadline. First Financial Corporation will have the discretion, which it may delegate to the Exchange Agent, to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

6.             SIGNATURES. Except as otherwise permitted by this Election Form and Letter of Transmittal, you must sign this document exactly the way your name appears on the face of your First Illinois Corporation stock certificates (if you hold certificated shares). If the shares are owned by two or more persons, each one must sign exactly as his or her name appears on the face of the certificates. If shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this form as there are different registrations of the certificates. If First Illinois Corporation common stock has been assigned by the registered owner, this document should be signed in exactly the same way as the name of the assignor appearing on the stock certificates or transfer documents. If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act. The documentary evidence must be in a form that is satisfactory to the Exchange Agent.

7.            LOST CERTIFICATE(S): If the certificate(s) that a registered holder (or transferee) wants to surrender have been lost or destroyed, that holder should promptly contact the transfer agent for First Illinois Corporation and you will be sent additional documentation that you must complete in order to exchange your lost or destroyed certificates. There may be a fee to replace lost certificates. You should contact the transfer agent for First Illinois Corporation as promptly as possible as follows with respect to lost or destroyed certificates: First Illinois Shareholder Servies, Attn: Charlie Osborne, 217-872-7583.

8.             TERMINATION OF MERGER: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return certificates representing shares of First Illinois Corporation common stock, and shall surrender uncertificated shares of First Illinois Corporation common stock held in book entry form, after being notified of such termination by First Financial Corporation or First Illinois Corporation. In such event, shares of First Illinois Corporation common stock held through nominees are expected to be available for sale or transfer promptly following the termination of the Merger Agreement. Certificates representing shares of First Illinois Corporation common stock held directly by First Illinois Corporation stockholders will be returned by registered mail.

9.            EVIDENCE OF SHARES/CHECK ISSUED IN THE SAME NAME: If the shares in book entry form representing First Financial Corporation common stock are to be evidenced and/or the check is to be issued in the same name as the surrendered certificate is registered, this Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered (if you hold certificated shares). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the account of an Eligible Institution, as defined below. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s).

10.           EVIDENCE OF SHARES/CHECK ISSUED IN DIFFERENT NAME: If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each an “Eligible Institution”).

11.          SPECIAL ISSUANCE/PAYMENT AND DELIVERY INSTRUCTIONS: Indicate the name and address in which the shares in book entry form representing First Financial Corporation common stock are to be evidenced and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The stockholder is required to give the social security number or employer identification number of the record owner of the shares. If Special Issuance/Payment Instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.

12.           STOCK TRANSFER TAXES: If any shares of First Financial Corporation common stock are to be evidenced in book entry form or any payment of the cash consideration or cash in lieu of fractional shares is to be made in a name other than that of the registered holder(s) of the surrendered First Illinois Corporation certificate(s), it shall be a condition of such issuance and/or payment that the person requesting such exchange either (i) pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder(s), or (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

13.          FEDERAL INCOME TAX WITHHOLDING. Under federal income tax law, the Exchange Agent is required to file a report with the IRS disclosing certain cash payments it makes to holders of First Illinois Corporation common stock. Unless an exemption applies, you must provide the Exchange Agent with your correct tax identification number (your “TIN”) on Form W-9 (or Form W-8 if applicable) to avoid “backup withholding” of federal income tax on any cash received upon the surrender. The TIN for an individual is his or her social security number. An IRS Form W-9 is enclosed with this document.

14.           CONSTRUCTION: All questions with respect to this Election Form and Letter of Transmittal raised by holders of First Illinois Corporation common stock (including, without limitation, questions relating to the time limits or effectiveness of revocation of any election and questions relating to computations as to allocations) will be determined by First Financial Corporation and/or the Exchange Agent, whose determination shall be conclusive and binding. First Financial Corporation shall have the right to reject any and all Election Forms and Letters of Transmittal not in the proper form or to waive any irregularities in any such form, although it does not represent that it will do so. First Financial Corporation and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of First Illinois Corporation common stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither First Financial Corporation nor the Exchange Agent is under any obligation to notify a holder of shares of First Illinois Corporation common stock of any defect in an Election Form and Letter of Transmittal.

15.	QUESTIONS: If you have any questions or would like to receive additional or multiple copies of this Election Form and Letter of Transmittal, please contact Paul Nungester, Director of Finance, at: (812) 238-2794 or by email at: pdnungester@first-online.com.

Form **W-9**
(Rev. March 2024)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . . ____

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ____

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ____

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X

Form **W-9** (Rev. 3-2024)

1

Form W-9 (Rev. 3-2024) Page 2

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid).
- Form 1099-DIV (dividends, including those from stocks or mutual funds).
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).
- Form 1099-NEC (nonemployee compensation).
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).
- Form 1099-S (proceeds from real estate transactions).
- Form 1099-K (merchant card and third-party network transactions).
- Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).
- Form 1099-C (canceled debt).
- Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

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Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

• **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

• **Sole proprietor.** Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or "doing business as" (DBA) name on line 2.

• **Partnership, C corporation, S corporation, or LLC, other than a disregarded entity.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

• **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

• **Disregarded entity.** In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner's name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation.
• Individual or • Sole proprietorship	Individual/sole proprietor.
• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.
• Partnership	Partnership.
• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

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2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

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Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* **Note:** The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

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Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Go to *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.

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